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                                  EXHIBIT 21.1

                    SUBSIDIARIES OF GATEWAY BANCSHARES, INC.

                     GATEWAY BANK & TRUST (IN ORGANIZATION)

                ORGANIZED UNDER THE LAWS OF THE STATE OF GEORGIA